Exhibit 99.5


                       CONSENT OF PERSON NAMED AS DIRECTOR

         The undersigned hereby consents to being named as a person to become a director of MedQuist Inc. (the "Company") in the Company's Registration Statement on Form S-4, relating to the Merger of the Company and The MRC Group, Inc., and in all amendments thereto filed with the Securities and Exchange Commission.


                                            /s/ Richard H. Stowe
                                            -----------------------------
                                            Richard H. Stowe

Dated:  October 29, 1998